UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2011

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33741 (Commission File Number)	38-3765318 (I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas (Address of principal executive offices)	75222-4866 (Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 9, 2011, Laurence E. Hirsch, informed the Company that effective as of the Company’s annual meeting of shareholders to be held on May 18, 2011, he will resign as a director. Mr. Hirsch has served on the Company’s Board of Directors since December 2007. Prior to that, he served as a Belo Corp. director from August 1999 until the spin off of the Company from Belo Corp. in 2008. As a Class II director, his term was to expire on the date of the Company’s 2013 annual meeting of shareholders.
(d) On March 9, 2011, Louis E. Caldera was elected as a director of A. H. Belo Corporation. He will serve on each of the Company’s three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A copy of the press release announcing his election is furnished herewith as Exhibit 99.1.
Mr. Caldera’s term will expire at the Company’s annual meeting of shareholders in May 2011, when he will be eligible for re-election by the shareholders. Consistent with the Company’s non-employee director compensation arrangements, Mr. Caldera will receive a prorated amount of the A. H. Belo directors’ annual $112,000 retainer package, or approximately $21,840 for the balance of the service year, one-half of which will be paid in cash, and the remainder in time-based restricted stock units. Mr. Caldera has no family relationship with any other director or executive officer of the Company and, other than his role as a both a former and current director, he has no other material relationship with the Company.
(e) On March 9, 2011, the Compensation Committee of the Company’s Board approved long-term incentive grants in the form of time-based restricted stock units (TBRSUs) to various participants in the Company’s 2008 Incentive Compensation Plan, as amended, including the following grants to the named executive officers of the Company:

NAME	TITLE	NUMBER OF TBRSUs
Robert W. Decherd	Chairman of the Board, President and Chief Executive Officer	115,979

James M. Moroney III	Executive Vice President and Publisher and Chief Executive Officer, The Dallas Morning News	61,211

Alison K. Engel	Senior Vice President/Chief Financial Officer and Treasurer	32,216

Daniel J. Blizzard	Senior Vice President and Secretary	16,108

John C. McKeon	President and General Manager, The Dallas Morning News	31,572
The terms and conditions of the vesting of the TBRSU awards are set forth in the form of award notice filed herewith as Exhibit 10.1 and incorporated herein by reference. These TBRSUs vest at the rate of 40% at the end of year one, and 30% at the end of each of years two and three. The Committee did not award any options or performance-based RSUs for 2011.

The Committee maintained 2011 base salaries for its named executive officers at 2010 levels. Executive officers will be eligible to receive cash incentive bonuses under the Company’s 2008 Incentive Compensation Plan based upon the Company’s 2011 financial performance, or in the case of Mr. McKeon, based upon the financial performance of The Dallas Morning News’ operating unit. Performance against the Company’s or The Dallas Morning News’ financial plan, as applicable, will be measured for consolidated or operating unit (i) revenue and (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), and these financial performance measures will be weighted at 15% and 85%, respectively. Threshold and maximum revenue levels were set at 100% and 115% of the revenue target, and corresponding payout ranges for 2011 are set at 100%, 100% and 200% for threshold, target, and maximum revenue performance, respectively. Threshold and maximum EBITDA levels were set at 85% and 115%, respectively, of the EBITDA target, and corresponding payout ranges for 2011 are set at 10%, 100%, and 200% for threshold, target, and maximum EBITDA performance, respectively.
9.01. Financial Statements and Exhibits
(d) Exhibits.

10.1	2008 A. H. Belo Incentive Compensation Plan Evidence of Grant (For Employees)
99.1	Press Release Announcing Director Changes dated March 10, 2010

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2011	A. H. BELO CORPORATION
	By:	/s/ Daniel J. Blizzard
Daniel J. Blizzard
Senior Vice President and Secretary

EXHIBIT INDEX

10.1	2008 A. H. Belo Incentive Compensation Plan Evidence of Grant (For Employees)
99.1	Press Release Announcing Director Changes dated March 10, 2010